Digital Media Solutions, Inc. Announces Q2 2022 Financial Results
•Second-quarter net revenue of $91 million
•Second-quarter net loss and Adjusted EBITDA of $12 million and $3 million, respectively
•Second-quarter gross margin of 26% and Variable Marketing Margin (VMM) of 33%
•Announced third quarter 2022 net revenue guidance of $87 – $90 million and Adjusted EBITDA guidance of $4 – $6 million
•Reduced full-year 2022 net revenue guidance to $390 – $400 million and Adjusted EBITDA guidance to $30 – $35 million
•Announces a multi-year strategic advertising partnership with internet technology and content evaluation company Seekr.

Clearwater, Fla. -- August 9, 2022 -- Digital Media Solutions, Inc. (NYSE: DMS), a leading provider of technology-enabled digital performance advertising solutions connecting consumers and advertisers, today announced financial results for the quarter ended June 30, 2022.

“We are pleased with the results we delivered despite the challenges that resulted from macro-economic factors during the quarter. We are seeing positive momentum in key areas of our business such as growth in our independent agent base with an increase of 9% quarter over quarter bringing the total agent count to 7,026. Our data signals program also grew significantly on the back of the Traverse acquisition and is a cornerstone to our future growth. We remain optimistic that our dynamic diversification and agility continue to position DMS with the resilience needed to effectively weather industry instability successfully,'' said Joe Marinucci, CEO of DMS.

The steadfast competitive advantage of DMS is a direct result of the Company’s ability to harness the power of real-time consumer intent to drive efficiency and higher yield through the expanding DMS first-party data asset.

In the quarter, DMS continued to make a number of significant investments in the business such as expanding the Company's base of independent agents. Marinucci continued, “The growth of our agent base provides greater predictability and diversification against the volatility we are seeing in the current market with the enterprise clients. Over the coming year, we see an opportunity to grow and expand our agent base by up to 40% more agents as a result of the investments we have made.”

The company has also focused on capitalizing on staffing efficiencies that help accelerate the recovery of growth while mitigating additional operating expenses. DMS remains committed to its investment in people, process and technology, with a significant emphasis on its data and technology assets.

“We believe 2022, specifically Q2, represents trough level performance for us with momentum building back for us in Q3 and Q4. This should set up 2023 as a year when we return to growth.” said Rick Rodick, DMS CFO.

The Company’s next phases of growth will include continuing to invest in the growth of independent agent operations along with commercialized audience activation. The audience activation initiatives lead to more efficient targeting and retargeting of consumers across the DMS platforms where the Company can engage consumers and deliver stronger advertising ROI to the Company's advertiser clients, as can be seen in the newly announced partnership with Seekr. For additional information, see the Seekr partnership press release at https://investors.digitalmediasolutions.com.

In August of last year, the Company announced plans to evaluate strategic alternatives for DMS to further maximize shareholder value. The process has not yet concluded, and the Company plans to provide updates when they are available.

Second-Quarter 2022 Performance:
(All comparisons are relative to the second quarter of 2021)

•Net revenue of $91 million, down 13%
•Gross profit margin of 26%, a decrease of 6.4 PPTS
•Variable Marketing Margin of 33%, a decrease of 5.5 PPTS
•Operating expenses totaled $35 million, an increase of  $7 million
•Net loss of $12 million compared to net income of $5 million
•Adjusted EBITDA of $3 million, compared to $16 million
•EPS of $(0.18) compared to $0.07
•Ended the quarter with $26 million in cash and cash equivalents, and total debt of $217 million
Second-Quarter 2022 Segment Performance (excluding intra-company revenue):
(All comparisons are relative to the second quarter of 2021)

•Brand-Direct Solutions generated revenue of $45 million, down 25%. Gross margin was 19%, down from 26%.
•Marketplace Solutions generated revenue of $54 million, down 6%. Gross margin was 23%, down from 29%.
•Technology Solutions, previously named "Other Solutions" generated revenue of $3 million, up 33%. Gross margin was 84%, up from 76%.

Third-Quarter and Full-Year 2022 Guidance:

Due to the macroeconomic risks and uncertainty ahead, the Company is announcing guidance for its third quarter and revising guidance for revenue and adjusted EBITDA for the full year 2022, as follows:

Third-Quarter 2022:
•Net Revenue: $87 – $90 million
•Gross Margin: 28% – 31%
•Variable Marketing Margin: 32% – 36%
•Adjusted EBITDA: $4 – $6 million

Full-Year 2022:
•Net Revenue: $390 – $400 million
•Gross Margin: 28% – 31%
•Variable Marketing Margin: 32% – 36%
•Adjusted EBITDA: $30 – $35 million

Adjusted EBITDA and Variable Marketing Margin are non-GAAP financial measures. Management believes that Adjusted EBITDA and Variable Marketing Margin provide useful information to investors and help explain and isolate the core operating performance of the business — refer to the “Non-GAAP Financial Measures” section below. For guidance purposes, the Company is not providing a quantitative reconciliation of these non-GAAP measures in reliance on the “unreasonable efforts” exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense.

Conference Call and Webcast Information:

The U.S. toll free dial-in for the conference call is 1-844-200-6205, and the international dial-in number is 1-646-904-5544. The access code is 763986. A live webcast of the conference call will be available on the investor relations page of the Company's website at https://investors.digitalmediasolutions.com.

A replay will be available after the conclusion of the call on August 9, 2022 through August 16, 2022. The U.S. toll-free replay dial-in number is 1-866-813-9403, and the international replay dial-in number is 1-929-458-6194. The replay access code is 072933.

Forward-Looking Statements:

This press release includes “forward-looking statements” within the meaning of of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are made in reliance upon the "safe harbor" protections provided by such acts for forward-looking statements. These forward looking statements are often identified by words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions. These forward-looking statements include, without limitation, DMS’s expectations with respect to its future performance and its ability to implement its strategy, and are based on the beliefs and expectations of our management team from the information available at the time such statements are made. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside DMS’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the COVID-19 pandemic or other public health crises; (2) changes in client demand for our services and our ability to adapt to such changes; (3) the entry of new competitors in the market; (4) the ability to maintain and attract consumers and advertisers in the face of changing economic or competitive conditions; (5) the ability to maintain, grow and protect the data DMS obtains from consumers and advertisers; (6) the performance of DMS’s technology infrastructure; (7) the ability to protect DMS’s intellectual property rights; (8) the ability to successfully source and complete acquisitions and to integrate the operations of companies DMS acquires, including Traverse Data, Inc., Aimtell, Inc., PushPros, Inc. and Aramis Interactive, and the assets of Crisp Marketing, LLC; (9) the ability to improve and maintain adequate internal controls over financial and management systems, and remediate the identified material weakness; (10) changes in applicable laws or regulations and the ability to maintain compliance; (11) our substantial levels of indebtedness; (12) volatility in the trading price on the NYSE of our common stock and warrants; (13) fluctuations in value of our private placement warrants; and (14) other risks and uncertainties indicated from time to time in DMS’s filings with the SEC, including those under “Risk Factors” in DMS’s Annual Report on Form 10-K and its subsequent filings with the SEC. There may be additional risks that we consider immaterial or which are unknown, and it is not possible to predict or identify all such risks. DMS cautions that the foregoing list of factors is not exclusive. DMS cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. DMS does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

About DMS:

Digital Media Solutions, Inc. (NYSE: DMS) is a leading provider of data-driven, technology-enabled digital performance advertising solutions connecting consumers and advertisers within the auto, home, health, and life insurance, plus a long list of top consumer verticals. The DMS first-party data asset, proprietary advertising technology, significant proprietary media distribution, and data-driven processes help digital advertising clients de-risk their advertising spend while scaling their customer bases. Learn more at https://digitalmediasolutions.com.

Media Contact:

Melissa Ledesma
(201) 528-5272
press@dmsgroup.com

For inquiries related to investor relations, contact investors@dmsgroup.com

DIGITAL MEDIA SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except per share data)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$26,370	$26,394
Accounts receivable, net of allowances of $5,860 and $4,930, respectively	46,545	51,578
Prepaid and other current assets	1,188	3,698
Income tax receivable	1,537	2,078
Total current assets	75,640	83,748
Property and equipment, net	18,152	19,168
Goodwill	76,947	76,558
Intangible assets, net	58,888	66,228
Deferred tax assets	—	—
Other assets	858	889
Total assets	$230,485	$246,591
LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable	$40,684	$42,073
Accrued expenses and other current liabilities	9,912	9,473
Current portion of long-term debt	2,250	2,250
Income taxes payable	193	103
Tax Receivable Agreement liability	1,310	1,310
Contingent consideration payable - current	10,909	7,370
Deferred acquisitions consideration payable - current	4,928	4,785
Total current liabilities	70,186	67,364

Long-term debt	215,089	215,505
Deferred tax liabilities	4,001	4,786
Private Placement Warrant liabilities	480	3,960
Contingent consideration payable - non-current	494	1,069
Other non-current liabilities	1,754	1,725
Total liabilities	292,004	294,409
Stockholders' deficit:
Preferred stock, $0.0001 par value, 100,000 shares authorized; none issued and outstanding at June 30, 2022	—	—
Class A Common Stock, $0.0001 par value, 500,000 shares authorized; 36,564 issued and outstanding at June 30, 2022	3	3
Class B convertible common stock, $0.0001 par value, 60,000 shares authorized; 25,699 issued and 25,699 outstanding at June 30, 2022	3	3
Class C convertible common stock, $0.0001 par value, 40,000 authorized; none issued and outstanding at June 30, 2022	—	—
Additional paid-in capital	(22,313)	(25,239)
Cumulative deficit	(11,060)	(944)
Total stockholders' deficit	(33,367)	(26,177)
Non-controlling interest	(28,152)	(21,641)
Total deficit	(61,519)	(47,818)
Total liabilities and deficit	$230,485	$246,591

DIGITAL MEDIA SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net revenue	$91,197	$105,079	$200,307	$201,882
Cost of revenue (exclusive of depreciation and amortization shown separately below)	67,784	71,359	145,624	140,541
Salaries and related costs	13,237	11,708	26,945	21,977
General and administrative expenses	12,444	10,552	23,544	17,514
Depreciation and amortization	7,173	7,044	14,233	12,463
Acquisition costs	279	466	292	1,960
Change in fair value of contingent consideration liabilities	(55)	—	2,536	—
(Loss) income from operations	$(9,665)	$3,950	$(12,867)	$7,427
Interest expense	3,817	3,622	7,502	6,879
Change in fair value of warrant liabilities	(1,640)	(7,750)	(3,480)	(7,435)
Loss on debt extinguishment	—	2,108	—	2,108
Net (loss) income before income taxes	$(11,842)	$5,970	$(16,889)	$5,875
Income tax expense	45	1,031	355	1,148
Net (loss) income	$(11,887)	$4,939	$(17,244)	$4,727
Net (loss) income attributable to non-controlling interest	(4,905)	2,411	(7,121)	2,373
Net (loss) income attributable to Digital Media Solutions, Inc.	$(6,982)	$2,528	$(10,123)	$2,354

Weighted-average shares outstanding - basic	39,553	35,377	37,969	34,315
Weighted-average shares outstanding - diluted	65,252	36,522	63,682	34,325
Earnings (loss) per share attributable to Digital Media Solutions, Inc.:
Basic - per common shares	$(0.18)	$0.07	$(0.27)	$0.07
Diluted - per common shares	$(0.18)	$0.07	$(0.27)	$(0.06)

DIGITAL MEDIA SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net (loss) income	$(17,244)	$4,727
Adjustments to reconcile net income to net cash provided by operating activities
Provision for bad debt	1,339	909
Depreciation and amortization	14,233	12,463
Lease restructuring charges	2	174
Loss on debt extinguishment	—	2,108
Stock-based compensation, net of amounts capitalized	3,908	2,530
Amortization of debt issuance costs	938	528
Deferred income tax provision, net	(785)	364
Change in fair value of contingent consideration	2,536	560
Change in fair value of warrant liability	(3,480)	(7,435)
Change in income tax receivable and payable	631	(2,328)
Change in accounts receivable	4,026	(4,330)
Change in prepaid expenses and other current assets	2,585	222
Change in accounts payable and accrued expenses	(1,275)	(6,768)
Change in other liabilities	27	(190)
Net cash provided by operating activities	$7,441	$3,534
Cash flows from investing activities
Additions to property and equipment	$(3,197)	$(4,212)
Acquisition of businesses, net of cash acquired	(2,579)	(24,830)
Net cash used in investing activities	$(5,776)	$(29,042)
Cash flows from financing activities
Proceeds from issuance of long-term debt	—	220,840
Payments of long-term debt and notes payable	$(1,126)	$(199,851)
Proceeds from borrowings on revolving credit facilities	—	11,000
Payments of borrowings on revolving credit facilities	—	(15,000)
Payment of debt issuance costs	—	(3,565)
Payment of equity issuance	—	(322)
Payment of early termination	—	(188)
Proceeds from warrants exercised	—	11
Distributions to non-controlling interest holders	(563)	—
Other	—	15
Net cash (used in) provided by financing activities	$(1,689)	$12,940
Net change in cash	$(24)	$(12,568)
Cash, beginning of period	26,394	31,397
Cash, end of period	$26,370	$18,829

Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period For
Interest	$6,524	$6,308
Income taxes	$—	$3,837
Non-Cash Investing and Financing Transactions:
Contingent and deferred acquisition consideration	$2,964	$14,890
Stock-based compensation capitalized in property and equipment	$208	$229
Capital expenditures included in accounts payable	$269	$1,144
Issuance of equity for Aimtell/Aramis//PushPros, and Crisp Results	$—	$35,000

NON-GAAP FINANCIAL MEASURES
In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), this earnings release includes additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including Variable Marketing Margin, Adjusted EBITDA, Unlevered Free Cash Flow, Adjusted Net Income and Adjusted EPS. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures can be found below.

As explained further below, we use these financial measures internally to review the performance of our business units without regard to certain accounting treatments, non-operational, extraordinary or non-recurring items. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations. Because of these limitations, management relies primarily on its GAAP results and uses non-GAAP measures only as a supplement.

Variable Marketing Margin
Variable Marketing Margin is a measure of the efficiency of the Company’s revenue generation efforts, measuring revenue after subtracting the variable marketing and direct media costs that are directly associated with revenue generation. Variable Marketing Margin and Variable Marketing Margin % of revenue are key reporting metrics by which the Company measures the efficacy of its marketing and media acquisition efforts.
Variable Marketing Margin is defined as revenue less variable marketing expense. Variable marketing expense is defined as the expense attributable to variable costs paid for direct marketing and media acquisition costs, and includes only the portion of cost of revenue attributable to costs paid for this direct marketing activity and advertising acquired for resale to the Company’s customers, and excludes overhead, fixed costs and personnel-related expenses. The majority of these variable advertising costs are expressly intended to drive traffic to our websites and to our customers’ websites, and these variable advertising costs are included in cost of revenue on the company's consolidated statements of operations.
Below is a reconciliation of net loss to Variable Marketing Margin and net loss % of revenue to Variable Marketing Margin % of revenue.
The following table provides a reconciliation of Variable Marketing Margin to net loss, the most directly comparable GAAP measure (in thousands, except percentages):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net (loss) income	$(11,887)	$4,939	$(17,244)	$4,727
Net (loss) income % of revenue	(13)%	5%	(9)%	2%

Adjustments to reconcile to variable marketing margin:
Cost of revenue adjustment (1)	$6,400	$6,392	$13,177	$9,705
Salaries and related costs	13,237	11,708	26,945	21,977
General and administrative expense	12,444	10,552	23,544	17,514
Acquisition costs	(2,312)	(94)	292	1,400
Depreciation and amortization	7,173	7,044	14,233	12,463
Change in fair value of contingent consideration	2,536	560	2,536	560
Change in fair value of warrant liabilities	(1,640)	(7,750)	(3,480)	(7,435)
Debt extinguishment	—	2,108	—	2,108
Interest expense, net	3,817	3,622	7,502	6,879
Income tax expense	45	1,031	355	1,148
Total adjustments	$41,700	$35,173	$85,104	$66,319
Variable marketing margin	$29,813	$40,112	$67,860	$71,046
Variable marketing margin % of revenue	33%	38%	34%	35%
(1) Represents amounts reported as cost of revenue that are not direct media costs associated with lead sales, which were added back for the purpose of the Variable Marketing Margin (“VMM”).
Adjusted EBITDA, Unlevered Free Cash Flow and Unlevered Free Cash Flow Conversion

Adjusted EBITDA is defined as net (loss) income, excluding (a) interest expense, (b) income tax expense, (c) depreciation and amortization, (d) change in fair value of warrant liabilities, (e) debt extinguishment, (f) stock-based compensation, (g) change in tax receivable agreement liability, (h) restructuring costs, (i) acquisition costs, and (j) other expense.

In addition, we adjust to take into account estimated cost synergies related to our acquisitions. These adjustments are estimated based on cost-savings that are expected to be realized within our acquisitions over time as these acquisitions are fully integrated into DMS. These cost-savings result from the removal of cost and or service redundancies that already exist within DMS, technology synergies as systems are consolidated and centralized, headcount reductions based on redundancies, right-sized cost structure of media and service costs utilizing the most beneficial contracts within DMS and the acquired companies with external media and service providers. We believe that these non-synergized costs tend to overstate our expenses during the periods in which such synergies are still being realized.

Furthermore, in order to review the performance of the combined business over periods that extend prior to our ownership of the acquired businesses, we include the pre-acquisition performance of the businesses acquired. Management believes that doing so helps to understand the combined operating performance and potential of the business as a whole and makes it easier to compare performance of the combined business over different periods.

Unlevered Free Cash Flow is defined as Adjusted EBITDA, less capital expenditures, and Unlevered Free Cash Flow Conversion is defined as Unlevered Free Cash Flow divided by Adjusted EBITDA.

The following table provides a reconciliation between Adjusted net income and Adjusted EBITDA, and Unlevered Free Cash Flow, from Net loss, the most directly comparable GAAP measure (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net (loss) income	$(11,887)	$4,939	$(17,244)	$4,727
Adjustments
Interest expense	3,817	3,622	7,502	6,879
Income tax expense	45	1,031	355	1,148
Depreciation and amortization	7,173	7,044	14,233	12,463
Change in fair value of warrant liabilities (1)	(1,640)	(7,750)	(3,480)	(7,435)
Loss on debt extinguishment	—	2,108	—	2,108
Stock-based compensation expense	2,066	1,273	3,908	2,530
Restructuring costs	1,784	432	2,178	81
Acquisition costs (2)	224	466	2,828	1,960
Other expense (3)	1,441	1,756	3,234	3,242
Adjusted net income	$3,023	$14,921	$13,514	$27,703
Additional adjustments
Pro forma cost savings - Reorganization (4)	$—	$—	$—	$31
Pro forma cost savings - Acquisitions (5)	—	1,030	—	1,800
Acquisitions EBITDA (6)	—	—	—	2,711
Adjusted EBITDA	$3,023	$15,951	$13,514	$32,245
Less: Capital Expenditures	1,580	1,821	3,197	4,212
Unlevered free cash flow	$1,443	$14,130	$10,317	$28,033
Unlevered free cash flow conversion	47.7%	88.6%	76.3%	86.9%
______________
(1)Mark-to-market warrant liability adjustments.
(2)Balance includes business combination transaction fees, acquisition incentive payments, contingent consideration accretion, earnout payments and pre-acquisition expenses.
(3)Balance includes legal fees associated with acquisitions and other extraordinary matters, costs related to philanthropic initiatives, and private warrant transaction related costs.
(4)Costs savings as a result of the Company reorganization initiated in Q2 2020.
(5)Cost synergies expected as a result of the full integration of the acquisitions.
(6)Pre-acquisition Adjusted EBITDA results from the AAP and Crisp Results acquisitions during the three and six months ended June 30, 2021.

A reconciliation of Unlevered Free Cash Flow to net cash provided by operating activities, the most directly comparable GAAP measure, is presented below (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Unlevered free cash flow	$1,443	$14,130	$10,317	$28,033
Capital expenditures	1,580	1,821	3,197	4,212
Adjusted EBITDA	$3,023	$15,951	$13,514	$32,245
Acquisitions EBITDA (1)	—	—	—	2,711
Pro forma cost savings - Reorganization (2)	—	—	—	31
Pro forma cost savings - Acquisitions (3)	—	1,030	—	1,800
Adjusted net income	$3,023	$14,921	$13,514	$27,703
Acquisition costs (4)	224	466	2,828	1,960
Other expenses (5)	1,441	1,756	3,234	3,242
Stock-based compensation	2,066	1,273	3,908	2,530
Restructuring costs	1,784	432	2,178	81
Change in fair value of warrant liabilities (6)	(1,640)	(7,750)	(3,480)	(7,435)
Loss on debt extinguishment	—	2,108	—	2,108
Subtotal before additional adjustments	$(852)	$16,636	$4,846	$25,217
Less: Interest expense	3,817	3,622	7,502	6,879
Less: Income tax expense	45	1,031	355	1,148
Provision for bad debt	1,339	909	1,339	909
Lease restructuring charges	2	174	2	174
Loss on debt extinguishment	—	2,108	—	2,108
Stock-based compensation, net of amounts capitalized	3,908	2,530	3,908	2,530
Amortization of debt issuance costs	938	528	938	528
Deferred income tax provision, net	(785)	364	(785)	364
Change in fair value of contingent consideration	2,536	560	2,536	560
Change in fair value of warrant liability	(3,480)	(7,435)	(3,480)	(7,435)
Change in income tax receivable and payable	631	(2,328)	631	(2,328)
Change in accounts receivable	4,026	(4,330)	4,026	(4,330)
Change in prepaid expenses and other current assets	2,585	222	2,585	222
Change in accounts payable and accrued expenses	(1,275)	(6,768)	(1,275)	(6,768)
Change in other liabilities	27	(190)	27	(190)
Net cash provided by operating activities	$5,738	$(1,673)	$7,441	$3,534
______________
(1)Pre-acquisition Adjusted EBITDA results from the AAP and Crisp Results, and acquisitions during the three and six months ended June 30, 2021.
(2)Costs savings as a result of the Company reorganization initiated in Q2 2020.
(3)Cost synergies expected as a result of the full integration of the acquisitions.
(4)Balance includes business combination transaction fees, acquisition incentive payments, contingent consideration accretion, earnout payments and pre-acquisition expenses.
(5)Balance includes legal fees associated with acquisitions and other extraordinary matters, costs related to philanthropic initiatives, and private warrant transaction related costs.
(6)Mark-to-market warrant liability adjustments.

Adjusted Net Income and Adjusted EPS

We use the non-GAAP measures Adjusted Net Income and Adjusted EPS to assess operating performance. Management believes that these measures provide investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial and operating performance.

Management also believes these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. We define Adjusted Net Income (Loss) as net loss attributable to Digital Media Solutions, Inc. adjusted for (x) costs associated with the change in fair value of warrant liabilities, debt extinguishment, Business Combination, acquisition-related costs, equity based compensation and lease restructuring charges and (y) the reallocation of net income (loss) attributable to non-controlling interests from the assumed acquisition by Digital Media Solutions, Inc. of all units of Digital Media Solutions Holdings, LLC (“DMSH LLC”) (other than units held by subsidiaries of Digital Media Solutions, Inc.) for newly-issued shares of Class A Common Stock of Digital Media Solutions, Inc. on a one-to-one basis. We define adjusted pro forma net loss per share as adjusted pro forma net loss divided by the weighted-average shares of Class A Common Stock outstanding, assuming the acquisition by Digital Media Solutions, Inc. of all outstanding DMSH LLC units (other than units held by subsidiaries of Digital Media Solutions, Inc.) for newly-issued shares of Class A Common Stock on a one-to-one-basis.

The following table presents a reconciliation between GAAP Earnings Per Share and Non-GAAP Adjusted Net Income and Adjusted EPS (In thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Numerator:
Net (loss) income	$(11,887)	$4,939	$(17,244)	$4,727
Net (loss) income attributable to non-controlling interest	(4,905)	$2,411	(7,121)	2,373
Net (loss) income attributable to Digital Media Solutions, Inc. - basic	$(6,982)	$2,528	$(10,123)	$2,354

Add: Income effects of Class B convertible common stock	$(4,903)	$—	$(7,116)	$—
Less: dilutive effect of change in fair value of warrant liabilities attributable to Digital Media Solutions, Inc.	—	—	—	4,321
Net (loss) income attributable to Digital Media Solutions, Inc. - diluted	$(11,885)	$2,528	$(17,239)	$(1,967)

Denominator:
Weighted average shares - basic	39,553	35,377	$37,969	$34,315
Add: dilutive effects of Class B convertible common stock	25,699	—	$25,713	$—
Add: dilutive effects of employee equity awards	—	628	—	—
Add: dilutive effects of private placement warrants	—	—	—	10
Add: dilutive effects of deferred consideration	—	517	—	—
Weighted average shares - diluted	65,252	36,522	63,682	34,325

Net earnings (loss) per common share:
Basic	$(0.18)	$0.07	$(0.27)	$0.07
Diluted	$(0.18)	$0.07	$(0.27)	$(0.06)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Numerator:
Net (loss) income attributable to Digital Media Solutions, Inc. - basic	$(6,982)	$2,528	$(10,123)	$2,354
Net (loss) income attributable to Digital Media Solutions, Inc. - diluted	$(11,885)	$2,528	$(17,239)	$(1,967)
Add adjustments:
Change in fair value of warrant liabilities	$(1,640)	$(7,750)	$(3,480)	$(7,435)
Loss on debt extinguishment	—	2,108	—	2,108
Acquisition and related costs	224	466	2,828	1,960
Restructuring costs	1,784	432	2,178	81
Business combination expenses	—	1,030	—	1,800
Stock-based compensation expense	2,066	1,273	3,908	2,530
	$2,434	$(2,441)	$5,434	$1,044
Net income tax expense based on conversion of units	—	(76)	—	902
Adjusted net income (loss) attributable to Digital Media Solutions, Inc. - basic	$(4,548)	$11	$(4,689)	$4,300
Adjusted net income (loss) attributable to Digital Media Solutions, Inc. - diluted	$(9,451)	$163	$(11,805)	$(1,825)

Denominator:
Weighted-average shares outstanding - basic	39,553	35,377	37,969	34,315
Weighted-average LLC Units of DMSH, LLC that are convertible into Class A common stock	25,728	36,522	25,699	34,325
	65,281	71,899	63,668	68,640

Adjusted EPS - basic	$(0.07)	$—	$(0.07)	$0.06
Adjusted EPS - diluted	$(0.14)	$—	$(0.19)	$(0.03)